UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  April 19, 2006

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

(512) 687-3427
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Results of Annual General Meeting of Shareholders

        On July 31, 2006, Sky Petroleum, Inc. held its adjourned annual general meeting of shareholders at the offices of Dorsey & Whitney LLP, Suite 4700, 370 Seventeenth Street, Denver, Colorado 80202. The annual general meeting of shareholders held on June 26, 2006 was adjourned until July 31, 2006 for lack of quorum. Shareholder representing 23,795,538 shares or 40.47% of the shares authorized to vote (58,793,709) were present in person or by proxy, representing a quorum for the purposes of the annual meeting. Shareholders approved the following:

Proposal #1 - Election of Directors	Voted For	Withheld

The election of the Nominees to the Company's Board to serve until the Company's 2007 Annual Meeting of Stockholders or until successors are duly elected and qualified:

Brent D. Kinney Daniel F. Meyer Karim Jobanputra Ian R. Baron Peter J. Cockcroft Nigel McCue Michael D. Noonan	23,731,528 23,741,528 23,745,453 23,741,528 23,745,453 23,745,453 23,741,528	64,010 54,010 50,085 54,010 50,085 50,085 54,010

Proposal #2 - Election of Directors	For	Against	Abstain

To ratify the amendment of the Company's bylaws to allow for an increase in the number of the Company's Directors	23,793,353	2,185	0

Proposal #3	For	Against	Abstain	Broker Non-Vote

To ratify the Non-U.S. Stock Option Plan, the 2005 U.S. Stock Incentive Plan, as amended by the Board, and other stock option agreements	21,692,986	2,150	50	2,100,352

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on June 2, 2006. Each nominee for director was elected, and each proposal was approved by the Shareholders.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: July 31, 2006	By: /s/ Michael D. Noonan _______________________________________ Michael D. Noonan VP Corporate